TRANSFER AGENT AGREEMENT



     THIS AGREEMENT is made and entered into on this A~ day of B~, 19C~, by and between D~ (hereinafter referred to as the "I~") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").

                              W I T N E S S E T H:

     WHEREAS,    the   I~   is   an/are   open-ended    management    investment
company/companies which is/are registered under the Investment Company Act of 1940; and

     WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

     NOW, THEREFORE, the I~ and the Agent do mutually promise and agree as follows:

1.   Terms of Appointment; Duties of the Agent

     Subject to the terms and conditions set forth in this Agreement, the I~ hereby employ/s and appoint/s the Agent to act as transfer agent and dividend disbursing agent.

     The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A. Receive orders for the purchase of shares, with prompt delivery, where appropriate, of payment and supporting documentation to the I~'s custodian;

     B.   Process   purchase  orders  and  issue  the   appropriate   number  of
          certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

     C.   Process  redemption   requests  received  in  good  order  and,  where
          relevant, deliver appropriate documentation to the I~'s custodian;

     D. Pay monies (upon receipt from the I~'s custodian, where relevant) in accordance with the instructions of redeeming shareholders;

     E. Process transfers of shares in accordance with the shareowner's instructions;

     F.   Process exchanges between funds within the same family of funds;

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     G.   Issue and/or cancel  certificates as instructed;  replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

     H. Prepare and transmit payments for dividends and distributions declared by the I~.

     I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     J. Record the issuance of shares of the I~ and maintain, pursuant to Section Rule 17ad- 10(e), a record of the total number of shares of the I~ which are authorized, issued and outstanding;

     K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     L.   Mail shareholder reports and prospectuses to current shareholders;

     M. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

     N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the I~; and

     O. Provide a Blue Sky System which will enable the I~ to monitor the total number of shares sold in each state. In addition, the I~ shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the I~ for each state. The responsibility of the Agent for the I~'s Blue Sky state registration status is solely limited to the initial compliance by the I~ and the reporting of such transactions to the I~.

2.   Compensation

     The I~ agree/s to pay the Agent for performance of the duties listed in this Agreement; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses.

     These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the I~ and the Agent.

     The I~ agree/s to pay all fees and reimbursable expenses within ten (10) business days following the mailing of the billing notice.

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3.   Representations of Agent

     The Agent represents and warrants to the I~ that:

     A. it is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

     B. it is duly qualified to carry on its business in the state of Wisconsin;

     C. it is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     D. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement; and

     E. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.   Representations of the I~

     The I~ represent/s and warrant/s to the Agent that:

     A. The I~ is an/are open-ended diversified investment company/companies under the Investment Company Act of 1940;

     B. The I~ is/are corporation/s or business trust/s organized, existing, and in good standing under the laws of F~;

     C. The I~ is/are empowered under applicable laws and by its/their G~ Corporate Charter/Declaration of Trust and bylaws to enter into and perform this Agreement;

     D.   All   necessary    proceedings    required   by   the   G~   Corporate
          Charter/Declaration of Trust have been taken to authorize it/them to enter into and perform this Agreement;

     E. The I~ will comply with all applicable requirements of the Securities and Exchange Acts of 1933 and 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the F~ being offered for sale.

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5.   Covenants of I~ and Agent

     The I~ shall furnish the Agent a certified copy of the resolution of the Board of E~ of the I~ authorizing the appointment of the Agent and the execution of this Agreement. The I~ shall provide to the Agent a copy of the G~ Corporate Charter/Declaration of Trust, bylaws of the J~, and all amendments.

     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the I~ and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the I~ on and in accordance with its/their request.

6.   Indemnification; Remedies Upon Breach

     The Agent agrees to use reasonable care and act in good faith in performing its duties hereunder.

     Notwithstanding the foregoing, the Agent shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, national or state emergencies, fire, mechanical or equipment failure, flood or catastrophe, acts of God, insurrection or war. In the event of a mechanical breakdown beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data, and the correcting of any errors resulting from such a breakdown will be at the Agent's expense. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of D~ shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

     The I~ will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the Agent's bad faith or negligence, and arising out of or in connection with the Agent's duties on behalf of the I~ hereunder.

     Further, the I~ will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of the negligence of the I~ or the principal underwriter (unless contributed to by the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares

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received by the Agent and  reasonably  believed by the Agent to have  originated from the record owner of the subject shares; or as a result of the Agent acting upon any instructions executed or orally communicated by a duly authorized officer or employee of the I~, according to such lists of authorized officers and employees furnished to the Agent and as amended from time to time in writing by a resolution of the Board of E~ of the I~; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned or executed by any person or person's authorized to sign, countersign or execute the same.

     In order for this section to apply, it is understood that if in any case the I~ may be asked to indemnify or hold harmless the Agent, the I~ shall be advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use reasonable care to notify the I~ promptly concerning any situation which presents or appears likely to present a claim for indemnification against the I~. The I~ shall have the option to defend the Agent against any claim which may be the subject of this indemnification and, in the event that the I~ so elect/s the Agent will so notify the I~, and thereupon the I~ shall take over complete defense of the claim and the Agent shall sustain no further legal or other expenses in such situation for which the Agent shall seek indemnification under this section. The Agent will in no case confess any claim or make any compromise in any case in which the I~ will be asked to indemnify the Agent, except with the I~'s prior written consent.

7.   Confidentiality

     The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the I~ and its/their shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the I~, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

     H~ Additional Series. The _______________ Investment Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the trust, now or in the future, be covered by the terms and conditions of this agreement.

8.   Wisconsin Law to Apply

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Wisconsin.

9.   Amendment, Assignment, Termination and Notice

     A. This Agreement may be amended by the mutual written consent of the parties.

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     B.   After the first full  year,  this  Agreement  may be  terminated  upon ninety (90) day's written notice given by one party to the other.

     C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

     D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party.

     E. In the event that the I~ give/s to the Agent its/their written intention to terminate and appoint a successor transfer agent, the
          Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

     F. Should the I~ exercise its/their right to terminate, all out-of-pocket expenses associated with the movement of records and material will be paid by the I~.


D~                                                Firstar Trust Company



By:                                            By:
   -----------------------                        ------------------------------



Attest:                                        Attest:
       ------------------------                        -------------------------
                                                         Assistant Secretary


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